                                                                    EXHIBIT 99.1

            HOUSTON EXPLORATION REPORTS SECOND QUARTER 2003 RESULTS;
  RECORD PRODUCTION OF 292 MILLION CUBIC FEET OF NATURAL GAS EQUIVALENT PER DAY

HOUSTON, TEXAS - AUGUST 6, 2003 - The Houston Exploration Company (NYSE: THX) today reported net income for the second quarter of 2003 of $28.9 million, or $0.93 per fully diluted share, an increase of 64 percent from the second quarter 2002, which was $17.7 million, or $0.57 per fully diluted share. Discretionary cash flow totaled $92.9 million, up 38 percent from the corresponding 2002 quarter. (Discretionary cash flow is a Non-GAAP Financial Measure and is explained in the table below.)

Included in net income for the quarter were non-recurring charges totaling $5.9 million ($3.9 million net of tax) or $0.19 per share ($0.12 per share after tax) representing debt extinguishment expenses related to the company's redemption of all of its $100 million 8.625 percent Senior Subordinated Notes, due 2008. These redemption expenses included the call premium of $4.3 million and a non-cash charge of $1.6 million representing the write-off of the remaining unamortized debt issuance costs of the 8.625 percent Senior Subordinated Notes. Redemption of the notes was effective July 11, 2003, utilizing a portion of the proceeds from the company's issuance of $175 million of 7.0 percent Senior Subordinated Notes due 2013, which closed on June 10, 2003.

The company's results continued to benefit from record production rates and high natural gas prices throughout the period. Daily production for the quarter was an all-time high, averaging 292 million cubic feet of gas equivalent (MMcfe). This compares with daily volumes of 283 MMcfe during the second quarter of 2002.

For the quarter, the company realized an average natural gas price $4.54 per thousand cubic feet (Mcf), compared to $3.28 per Mcf during the second quarter of 2002. Crude oil prices averaged $26.18 per barrel versus $24.04 per barrel in 2002. Each of these contributed to second quarter revenues of $120.6 million, which were 40 percent higher than last year's second quarter revenues of $86.0 million.

The company's operating costs on a unit basis for the quarter are referenced below.

                                                        SECOND QUARTER 2003
                                                        -------------------
Costs ($/Mcfe)
-        Lease operating expense                                $0.44
-        Severance tax                                          $0.12
-        General and administrative, net                        $0.16
-        Transportation                                         $0.10
-        Depreciation, depletion and amortization
         and asset retirement accretion                         $1.82
-        Interest, net                                          $0.08

"Again this quarter we enjoyed the combined benefits of solid production increases and a sustained, high natural gas price environment," commented William G. Hargett, president and chief executive officer. "We took advantage of the opportunity, both directing our additional cash flow to further strengthen our balance sheet and refinancing our public debt to lower our cost of capital and provide us greater acquisition liquidity."

"Our strong results have increased our cash flow and will allow us to increase our 2003 capital program by $26 million," added Robert B. Catell, chairman of the board. "We will utilize these funds to accelerate our South Texas drilling program and initiate our presence in the Rockies while we continue our active evaluation of attractive acquisition opportunities."

The company will hold its second quarter 2003 earnings conference call on Wednesday, August 6, at 10 a.m. Central Time to further review the financial and operational results. To access the call, dial (800) 374-0699 prior to the start.

To listen to the live webcast, log on to www.houstonexploration.com and follow the webcast links. A replay of the call will be available at the close of business on August 6. Dial (706) 645-9291 and provide the confirmation code 1573774 for this service.

The Houston Exploration Company intends for the following statements to act as guidance for third quarter 2003 valuations. Actual results may vary.

                                                            ESTIMATES FOR
                                                         THIRD QUARTER 2003
                                                         -------------------
Production (MMcfe per day)                                    295 - 305

Costs ($/Mcfe)
-        Lease operating expense                                $0.40
-        Severance tax                                          $0.15
-        General and administrative, net                        $0.15
-        Transportation                                         $0.11
-        Depreciation, depletion and amortization
         and asset retirement accretion                         $1.83
-        Interest, net                                          $0.06

2003 Capital Expenditures (MM$)                                 $ 312


The Houston Exploration Company is an independent natural gas and oil company engaged in the development, exploitation, exploration and acquisition of natural gas and crude oil properties. The company's operations are focused in South Texas, the shallow waters of the Gulf of Mexico and the Arkoma Basin with additional production in East Texas, South Louisiana and West Virginia. For more information, visit the company's website at www.houstonexploration.com.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act. All statements other than statements of historical fact included in this press release are forward-looking statements and reflect the company's current expectations and are based on currently available information. Important factors that could cause actual results to materially differ from the company's current expectations include price volatility, the risk of future writedowns, the inability to meet substantial capital requirements, the constraints imposed by current indebtedness, reserve replacement risks, drilling risks, the risks associated with recent acquisitions, and other factors inherent in the exploration for and production of natural gas and crude oil discussed in the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K for the year ended December 31, 2002.

    UNAUDITED SECOND QUARTER 2003 FINANCIAL AND OPERATIONAL INDICATORS FOLLOW

THE HOUSTON EXPLORATION COMPANY

                                                     THREE MONTHS ENDED JUNE 30,                  SIX MONTHS ENDED JUNE 30,
                                             -----------------------------------------    -----------------------------------------
INCOME STATEMENT DATA (UNAUDITED)              2003        2002           CHANGE            2003        2002            CHANGE
                                             ---------   ---------   -----------------    ---------   ---------   -----------------
REVENUES:                                       (in thousands, except per share data)       (in thousands, except per share data)
   Natural gas and oil revenues              $ 120,388   $  85,588   $  34,800      41%   $ 248,786   $ 160,210   $  88,576      55%
   Other                                           244         367        (123)    -34%         849         561         288      51%
                                             ---------   ---------   ---------    ----    ---------   ---------   ---------    ----
     Total revenues                            120,632      85,955      34,677      40%     249,635     160,771      88,864      55%
OPERATING EXPENSES:
   Lease operating                              11,669       7,886       3,783      48%      23,315      15,299       8,016      52%
   Severance tax                                 3,222       2,791         431      15%       7,527       4,483       3,044      68%
   Transportation                                2,696       2,227         469      21%       5,188       4,403         785      18%
   Asset retirement accretion                      826          --         826     100%       1,652          --       1,652     100%
   Depreciation, depletion and amortization     47,724      42,044       5,680      14%      93,378      81,848      11,530      14%
   General and administrative, net               4,204       2,488       1,716      69%       8,088       5,828       2,260      39%
                                             ---------   ---------   ---------    ----    ---------   ---------   ---------    ----
     Total operating expenses                   70,341      57,436      12,905      22%     139,148     111,861      27,287      24%

INCOME FROM OPERATIONS                          50,291      28,519      21,772      76%     110,487      48,910      61,577     126%

Other (income) and expense                       3,616          --       3,616     100%      (6,962)         --      (6,962)    100%
Interest expense                                 3,981       3,663         318       9%       7,618       7,239         379       5%
Capitalized interest                            (1,821)     (2,019)        198     -10%      (3,192)     (4,185)        993     -24%
                                             ---------   ---------   ---------    ----    ---------   ---------   ---------    ----
   Interest expense, net                         2,160       1,644         516      31%       4,426       3,054       1,372      45%

Income before taxes                             44,515      26,875      17,640      66%     113,023      45,856      67,167     146%
Provision for income tax
   Current                                          --        (181)        181    -100%          58        (373)        431    -116%
   Deferred                                     15,592       9,402       6,190      66%      39,573      16,041      23,532     147%
                                             ---------   ---------   ---------    ----    ---------   ---------   ---------    ----
                                                15,592       9,221       6,371      69%      39,631      15,668      23,963     153%
INCOME BEFORE CHANGE IN ACCOUNTING              28,923      17,654      11,269      64%      73,392      30,188      43,204     143%
PRINCIPLE
Cumulative effect of change in accounting
principle                                           --          --          --      --       (2,772)         --      (2,772)    100%
                                             ---------   ---------   ---------    ----    ---------   ---------   ---------    ----
NET INCOME                                   $  28,923   $  17,654   $  11,269      64%   $  70,620   $  30,188   $  40,432     134%
                                             =========   =========   =========    ====    =========   =========   =========    ====

EARNINGS PER SHARE:
BASIC
   Income before change in accounting        $    0.93   $    0.58   $    0.35      60%   $    2.37   $    0.99   $    1.38     139%
principle
   Cumulative effect of change in
accounting principle                                --          --          --      --        (0.09)         --       (0.09)    100%
                                             ---------   ---------   ---------    ----    ---------   ---------   ---------    ----
   Net income                                $    0.93   $    0.58   $    0.35      60%   $    2.28   $    0.99   $    1.29     130%
                                             =========   =========   =========    ====    =========   =========   =========    ====
FULLY DILUTED
   Income before change in accounting        $    0.93   $    0.57   $    0.36      63%   $    2.36   $    0.98   $    1.38     141%
principle
   Cumulative effect of change in
accounting principle                                --          --          --                (0.09)         --       (0.09)    100%
                                             ---------   ---------   ---------    ----    ---------   ---------   ---------    ----
   Net income                                $    0.93   $    0.57   $    0.36      63%   $    2.27   $    0.98   $    1.29     132%
                                             =========   =========   =========    ====    =========   =========   =========    ====

Weighted average shares                         30,987      30,516         471       2%      30,974      30,501         473       2%
Weighted average shares - fully diluted         31,095      30,854         241       1%      31,082      30,846         236       1%



                                                THREE MONTHS ENDED JUNE 30,                  SIX MONTHS ENDED JUNE 30,
                                       ------------------------------------------   ------------------------------------------
OPERATING DATA                            2003        2002           CHANGE            2003        2002          CHANGE
                                       ----------  ----------  ------------------   ----------  ----------  ------------------
PRODUCTION:
   Natural gas (MMcf)                      24,634      24,450         184       1%      49,019      48,345         674       1%
   Oil (MBbls)                                328         222         106      48%         585         382         203      53%
     Total (MMcfe)                         26,602      25,782         820       3%      52,529      50,637       1,892       4%
   Average daily production (MMcfe/d)         292         283           9       3%         290         280          10       4%
AVERAGE SALES PRICE:
   Natural gas realized ($/Mcf)        $     4.54  $     3.28  $     1.26      38%  $     4.73  $     3.14  $     1.59      51%
   Natural gas unhedged ($/Mcf)              5.16        3.28        1.88      57%        5.76        2.79        2.97     106%
   Oil realized ($/Bbl)                     26.18       24.04        2.14       9%       28.55       22.05        6.50      29%
   Oil unhedged ($/Bbl)                     25.95       24.04        1.91       8%       29.24       22.05        7.19      33%



BALANCE SHEET DATA:                      JUN 30, 2003    DEC 31, 2002                CHANGE
                                         ------------    ------------    ----------------------------
                                               (in thousands)
    Working capital (deficit)         (1)$    (17,061)   $     (1,702)   $    (15,359)            902%
    Property, plant and equipment, net      1,123,278       1,022,414         100,864              10%
    Total assets                            1,369,710       1,138,816         230,894              20%
    Long-term debt and notes                  195,000         252,000         (57,000)            -23%
    Total stockholders' equity                653,557         592,789          60,768              10%

(1) Working capital deficit caused by negative fair value of derivative instruments.

NON-GAAP FINANCIAL MEASURES:

Discretionary cash flow represents the sum of net income plus all non-cash items which include: DD&A, deferred taxes, ARO accretion, stock compensation expense, certain debt extinguishment expenses and the cumulative effect of change in accounting principle less capitalized interest. Cash from operations includes all of the above plus capitalized interest. Cash from operations represents net cash provided by operating activities before changes in operating assets and liabilities. Discretionary cash flow and cash from operations are presented because management believes they are a useful adjunct to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Discretionary cash flow and cash from operations are widely accepted as financial indicators of an oil and gas company's ability to generate cash which is used to internally fund exploration and development activities and to service debt. Discretionary cash flow and cash from operations are not measures of financial performance under GAAP and should not be considered as alternatives to cash flows from operating, investing or financing activities, nor should either be used as indicators of cash flows or as measures of liquidity. The table below reconciles discretionary cash flow and cash from operations to net cash provided by operating activities as disclosed on our statement of cash flows.

Reconciliation of Non-GAAP
Financial Measures:                            THREE MONTHS ENDED JUNE 30,                   SIX MONTHS ENDED JUNE 30,
                                     -------------------------------------------   ----------------------------------------------
                                        2003       2002           CHANGE             2003        2002              CHANGE
                                     ---------  ---------  ---------------------   ---------   ---------   ----------------------
                                         (in thousands)                               (in thousands)
Discretionary cash flow              $  92,936  $  67,102  $  25,834          38%  $ 206,530   $ 123,934   $  82,596           67%
Plus:  Capitalized interest              1,821      2,019       (198)        -10%      3,192       4,185        (993)         -24%
                                     ---------  ---------  ---------   ---------   ---------   ---------   ---------    ---------
Cash from operations before changes
     in operating assets and
     liabilities                        94,757     69,121     25,636          37%    209,722     128,119      81,603           64%

Plus: Changes in operating assets
     and liabilities                    27,874      5,408     22,466         415%    (24,110)    (20,146)     (3,964)          20%
                                     ---------  ---------  ---------   ---------   ---------   ---------   ---------    ---------
Net cash provided by operating
     activities                      $ 122,631  $  74,529  $  48,102          65%    185,612   $ 107,973   $  77,639           72%
                                     =========  =========  =========   =========   =========   =========   =========    =========

Contact:  The Houston Exploration Company
          Melissa Reynolds
          713-830-6887
          mreynolds@houstonexp.com